As filed with the Securities and Exchange Commission on December 2, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DRUGMAX, INC.

(Exact name of registrant as specified in its charter)

Nevada	34-1755390
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

25400 US Highway 19 North, Suite 137

Clearwater, FL 33763

(727) 533-0431

(Address, including zip code, and telephone number of registrant’s principal executive offices)

2003 Restricted Stock Plan

1999 Incentive and Non-Statutory Stock Option Plan

(Full Titles of the Plans)

Jugal K. Taneja

DrugMax, Inc.

25400 US Highway 19 North, Suite 137

Clearwater, FL 33763

(727) 533-0431

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

with copies to:

Gregory C. Yadley, Esq.

Shumaker, Loop & Kendrick, LLP

101 East Kennedy Boulevard

Suite 2800

Tampa, FL 33602

(800) 677-7661

CALCULATION OF REGISTRATION FEE

Name of Plan	Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)(3)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(2)(3)

2003 Restricted Stock Plan	Common Stock, par value $.001 per share	1,500,000	$2.21	$3,315,000	$268.18

1999 Stock Option Plan	Common Stock, par value $.001 per share	2,000,000	$3.57848	$7,156,960	$579.00

Total		3,500,000		$10,471,960	$847.18

(1)	Consists of shares of common stock (the “Shares”) of DrugMax, Inc. (the “Registrant” or the “Corporation”) to be made available pursuant to the 2003 Restricted Stock Plan and the 1999 Incentive and Non-Statutory Stock Option Plan (collectively, the “Plans”). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers such indeterminate number of Shares that may be necessary to adjust the number of Shares reserved for issuance pursuant to the Plans as a result of stock splits, stock dividends, recapitalization or similar adjustments or transactions affecting the outstanding Shares of the Registrant.

(2)	With respect to 1,571,734 Shares covered by stock options granted prior to the filing of this Registration Statement, calculated pursuant to Rule 457(h) under the Securities Act, such amount is based upon the price at which the stock options may be exercised.

(3)	With respect to Shares subject to future grant, estimated solely for the purpose of determining the amount of registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act, and based upon the average of the high and low prices of the Shares on December 9, 2003, as reported on the NASDAQ.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents, which previously have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference and made a part hereof:

(i) The Registrant’s annual report on Form 10-K for the fiscal year ended March 31, 2003 (the “Annual Report”), filed with the Commission on May 29, 2003, quarterly reports filed on Form 10-Q for the periods ended June 30, 2003 and September 30, 2003, filed with the Commission on August 14, 2003 and November 14, 2003, respectively;

(ii) The description of the Shares contained in the Registrant’s Registration Statement on Form SB-2, filed November 1, 2000, File No. 0-24362; and

(iii) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report.

All reports and other documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers

Section 78.7502 of the Nevada General Corporation Law provides that:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a) Is not liable pursuant to Section 78.138 of the Nevada General Corporation Law; or

(b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a) Is not liable pursuant to Section 78.138; or

(b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.138 of the Nevada General Corporation Law provides, in part, that:

1. Directors and officers shall exercise their powers in good faith and with a view to the interests of the corporation.; and

2. A director or officer is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a) His act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

(b) His breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Article VII of the Corporation’s Amended and Restated Bylaws provides that each officer and director of the Company shall be indemnified and held harmless by the Company for all actions taken by him or her and for all omissions (regardless of the date of any such action or omission), to the fullest extent permitted by Nevada law, against all expense, liability and loss (including without limitation attorneys’ fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the officer or director in connection with any threatened, pending or completed action or suit (including without limitation an action, suit or proceeding by or in the right of the corporation), whether civil, criminal, administrative or investigative.

The Corporation maintains directors’ and officers’ liability insurance for all its directors and officers. Further, the Corporation may enter into indemnification agreements with its directors and executive officers.

Further, the Plans provide that no member of the Board of Directors or any committee designated to administer the Plans shall be liable for any action or determination made in good faith with respect to the Plans or any options or awards granted thereunder.

Item 7.	Exemption From Registration Claimed

Not applicable.

Item 8.	Exhibits

The exhibits listed in the Exhibit Index are filed as a part of this Registration Statement.

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.

To include any material information with respect to the plan of distribution not previously disclosed in this

Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being offered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Clearwater, Florida on this 28th day of November, 2003.

DRUGMAX, INC. (Registrant)

By:	/s/ Jugal K. Taneja

Jugal K. Taneja, Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Allen J. Carlson his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 28th day of November 2003.

	Signature	Title	Date

By:	/s/ Jugal K. Taneja Jugal K. Taneja	Chairman of the Board, Chief Executive Officer and Director	November 28, 2003

By:	/s/ William L. LaGamba William L. LaGamba	President, Chief Operating Officer and Director	November 28, 2003

By:	/s/ Ronald J. Patrick Ronald J. Patrick	Chief Financial Officer and Director	November 28, 2003

By:	/s/ Howard L. Howell, DDS Howard L. Howell, DDS	Director	November 18, 2003

By:	/s/ Robert G. Loughrey Robert G. Loughrey	Director	November 28, 2003

By:	/s/ Martin Sperber Martin Sperber	Director	November 21, 2003

By:	/s/ Sushil Suri Sushil Suri	Director	November 28, 2003

Exhibit Index

3.1	Restated Articles of Incorporation of DrugMax, Inc., filed September 5, 2001. (4)

3.2	Amended and Restated Bylaws, dated November 11, 1999. (1)

4.1	Specimen of Stock Certificate. (2)

4.2	1999 Incentive and Non-Statutory Stock Option Plan. (2)

4.3	Amendment No. 1 to DrugMax, Inc. 1999 Incentive and Non-Statutory Stock Option Plan, dated June 5, 2002. (3)

4.4	2003 Restricted Stock Plan (5)

5.1	Legal Opinion of Shumaker, Loop & Kendrick, LLP.*

23.1	Consent of BDO Seidman, LLP.*

23.2	Consent of Deloitte & Touche, LLP.*

23.3	Consent of Shumaker, Loop & Kendrick, LLP (included in their opinion filed as Exhibit 5)

24.1	Power of Attorney**

*	Filed herewith.

**	Power of Attorney is filed herewith as part of the signature page hereto.

(1)	Incorporated by reference to Amendment No. 2 to the Company’s Registration Statement on Form SB-2, filed on November 12, 1999

(2)	Incorporated by reference to the Company’s Form 10-KSB/A, filed July 14, 2000.

(3)	Incorporate by reference to the Company’s Form 10-KSB, filed July 1, 2002

(4)	Incorporated by reference to the Company’s Form 10-Q, filed November 14, 2003

(5)	Incorporated by reference to Appendix A to the Company’s Proxy Statement filed September 8, 2003